Filed Pursuant to Rule 433
Registration No. 333-213187

Pricing Term Sheet

5-year Senior Fixed Rate Notes due 2022

Issuer:	Mizuho Financial Group, Inc. (the “Issuer”)

Expected Security Ratings:*	A1 (Moody’s) / A- (S&P)

Securities Offered:	Aggregate principal amount of U.S.$1,000,000,000 2.601% senior notes due 2022

Issue Price:	100.000%

Maturity Date:	September 11, 2022

Interest Rate:	2.601%

Treasury Benchmark:	5-year U.S. Treasury, 1.625% due August 31, 2022

Treasury Benchmark Price / Yield:	99-28 / 1.651%

Spread to Treasury Benchmark:	95 basis points

Reoffer Yield:	2.601%

Interest Payment Dates:	March 11 and September 11 of each year, starting on March 11, 2018

Day Count:	30/360

Ranking:	Direct, unconditional, unsubordinated and unsecured obligations of the Issuer and rank pari passu and without preference among themselves and with all other unsecured obligations, other than subordinated obligations of the Issuer (except for statutorily preferred exceptions) from time to time outstanding.

Trade Date:	September 5, 2017

Settlement Date:	September 11, 2017 (T+4)

Business Days:	New York and Tokyo

Minimum Denomination:	U.S.$200,000 or integral multiples of U.S.$1,000 in excess thereof.

Listing:	Singapore Exchange Securities Trading Limited

Billing and Delivering:	Mizuho Securities USA LLC

Joint Lead Managers and Joint Bookrunners:	Mizuho Securities USA LLC, Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc.

Co-Managers:	HSBC Securities (USA) Inc., Deutsche Bank Securities Inc., Crédit Agricole Corporate and Investment Bank, Credit Suisse Securities (USA) LLC, Société Générale, UBS Securities LLC, BNY Mellon Capital Markets, LLC, CIBC World Markets Corp., Citizens Capital Markets, Inc., KKR Capital Markets LLC and Natixis Securities Americas LLC

CUSIP:	60687Y AL3

ISIN:	US60687YAL39

Common Code:	167539785

*Note: A security rating is not a recommendation to buy, sell or hold securities and may be subject to suspension, revision or withdrawal at any time by the assigning rating agencies.

This communication is intended for the sole use of the person to whom it is provided by us. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

The Issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the Issuer has filed with the SEC and which are incorporated by reference therein for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the preliminary prospectus supplement if you request it by calling Mizuho Securities USA LLC, toll free at 1-866-271-7403, Goldman Sachs & Co. LLC, toll free at 1-866-471-2526 or J.P. Morgan Securities LLC, collect at 1-212-834-4533.

Pricing Term Sheet

10-year Senior Fixed Rate Notes due 2027

Issuer:	Mizuho Financial Group, Inc. (the “Issuer”)

Expected Security Ratings:*	A1 (Moody’s) / A- (S&P)

Securities Offered:	Aggregate principal amount of U.S.$1,100,000,000 3.170% senior notes due 2027

Issue Price:	100.000%

Maturity Date:	September 11, 2027

Interest Rate:	3.170%

Treasury Benchmark:	10-year U.S. Treasury, 2.250% due August 15, 2027

Treasury Benchmark Price / Yield:	101-19 1/2 / 2.070%

Spread to Treasury Benchmark:	110 basis points

Reoffer Yield:	3.170%

Interest Payment Dates:	March 11 and September 11 of each year, starting on March 11, 2018

Day Count:	30/360

Ranking:	Direct, unconditional, unsubordinated and unsecured obligations of the Issuer and rank pari passu and without preference among themselves and with all other unsecured obligations, other than subordinated obligations of the Issuer (except for statutorily preferred exceptions) from time to time outstanding.

Trade Date:	September 5, 2017

Settlement Date:	September 11, 2017 (T+4)

Business Days:	New York and Tokyo

Minimum Denomination:	U.S.$200,000 or integral multiples of U.S.$1,000 in excess thereof.

Listing:	Singapore Exchange Securities Trading Limited

Billing and Delivering:	Mizuho Securities USA LLC

Joint Lead Managers and Joint Bookrunners:	Mizuho Securities USA LLC, Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc.

Co-Managers:	HSBC Securities (USA) Inc., Deutsche Bank Securities Inc., Crédit Agricole Corporate and Investment Bank, Credit Suisse Securities (USA) LLC, Société Générale, UBS Securities LLC, BNY Mellon Capital Markets, LLC, CIBC World Markets Corp., Citizens Capital Markets, Inc., KKR Capital Markets LLC and Natixis Securities Americas LLC

CUSIP:	60687Y AM1

ISIN:	US60687YAM12

Common Code:	167539866

*Note: A security rating is not a recommendation to buy, sell or hold securities and may be subject to suspension, revision or withdrawal at any time by the assigning rating agencies.

This communication is intended for the sole use of the person to whom it is provided by us. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

The Issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the Issuer has filed with the SEC and which are incorporated by reference therein for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the preliminary prospectus supplement if you request it by calling Mizuho Securities USA LLC, toll free at 1-866-271-7403, Goldman Sachs & Co. LLC, toll free at 1-866-471-2526 or J.P. Morgan Securities LLC, collect at 1-212-834-4533.

Pricing Term Sheet

Senior Floating Rate Notes due 2022

Issuer:	Mizuho Financial Group, Inc. (the “Issuer”)

Expected Security Ratings:*	A1 (Moody’s) / A- (S&P)

Securities Offered:	Aggregate principal amount of U.S.$1,150,000,000 senior floating rate notes due 2022

Issue Price:	100.000%

Maturity Date:	September 11, 2022

Interest Rate:	Three-month U.S. Dollar LIBOR plus 0.88%

Interest Payment Dates:	March 11, June 11, September 11 and December 11 of each year, starting on December 11, 2017

Day Count:	ACT/360

Ranking:	Direct, unconditional, unsubordinated and unsecured obligations of the Issuer and rank pari passu and without preference among themselves and with all other unsecured obligations, other than subordinated obligations of the Issuer (except for statutorily preferred exceptions) from time to time outstanding.

Trade Date:	September 5, 2017

Settlement Date:	September 11, 2017 (T+4)

Business Days:	New York and Tokyo

Minimum Denomination:	U.S.$200,000 or integral multiples of U.S.$1,000 in excess thereof.

Listing:	Singapore Exchange Securities Trading Limited

Billing and Delivering:	Mizuho Securities USA LLC

Joint Lead Managers and Joint Bookrunners:	Mizuho Securities USA LLC, Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc.

Co-Managers:	HSBC Securities (USA) Inc., Deutsche Bank Securities Inc., Crédit Agricole Corporate and Investment Bank, Credit Suisse Securities (USA) LLC, Société Générale, UBS Securities LLC, BNY Mellon Capital Markets, LLC, CIBC World Markets Corp., Citizens Capital Markets, Inc., KKR Capital Markets LLC and Natixis Securities Americas LLC

CUSIP:	60687Y AN9

ISIN:	US60687YAN94

Common Code:	167539998

*Note: A security rating is not a recommendation to buy, sell or hold securities and may be subject to suspension, revision or withdrawal at any time by the assigning rating agencies.

This communication is intended for the sole use of the person to whom it is provided by us. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

The Issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the Issuer has filed with the SEC and which are incorporated by reference therein for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the preliminary prospectus supplement if you request it by calling Mizuho Securities USA LLC, toll free at 1-866-271-7403, Goldman Sachs & Co. LLC, toll free at 1-866-471-2526 or J.P. Morgan Securities LLC, collect at 1-212-834-4533.